Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Participants and Administrator

Teleflex Incorporated

401(k) Savings Plan

Limerick, Pennsylvania

We consent to incorporation, by reference in Registration Statement No. 333-127103, dated August 2, 2005, on Form S-8, Registration Statement No. 333-101005, dated November 5, 2002, on Form S-8 and Registration Statement No. 33-53385, dated April 29, 1994, on Form S-8 pertaining to the Teleflex Incorporated 401(k) Savings Plan, of our report dated June 26, 2013 relating to the statements of net assets available for benefits of the Teleflex Incorporated 401(k) Savings Plan as of December 31, 2012 and 2011, and the related statements of changes in net assets available for benefits for the years ended December 31, 2012 and 2011, and the supplementary schedules, which report appears in the December 31, 2012 annual report on Form 11-K of the Teleflex Incorporated 401(k) Savings Plan.

West Chester, Pennsylvania

June 26, 2013

Certified Public Accountants and Business Consultants